EXHIBIT 23




                       CONSENT OF BEARD MILLER COMPANY LLP





         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Patapsco Bancorp, Inc. of our report dated August 2, 2005, relating to the consolidated financial statements of Patapsco Bancorp, Inc. included in its 2005 Annual Report ("Form 10-KSB") for the year ended June 30, 2005.

                                        /s/ Beard Miller Company LLP


Baltimore, Maryland
September 22, 2005